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                                                                 EXHIBIT 99.1


                         CONSENT OF DIRECTOR DESIGNATE


     I consent to my election as a director of Newmark Homes Corporation immediately following the completion of its initial public offering of Common Stock and the reference to my name under the caption "Management -- Directors and Officers" in the prospectus.


Date:  January 28, 1998
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                                   /s/ JON P. NEWTON
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                                   Jon P. Newton